UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 30, 2017, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) announced that it was hosting a conference call to provide an update on the Company’s Phase 2 cystic fibrosis clinical program. A copy of the press release announcing the conference call is attached hereto as Exhibit 99.1. The Company is using the slides attached hereto as Exhibit 99.2 in connection with the conference call.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events

On March 30, 2017, the Company announced positive topline data from its Phase 2 study evaluating multiple doses of anabasum (fka JBT-101 or Resunab) compared to placebo for the treatment of patients with cystic fibrosis (“CF”). The 16-week study dosed 85 adult CF patients with baseline forced expiratory volume in 1 second (FEV1) percent predicted ≥ 40%, who were enrolled without regard to their specific CFTR mutation or infecting pathogens and continued with all baseline treatment regimens.

Anabasum successfully achieved the primary objective of the study by demonstrating an acceptable safety and tolerability profile at all doses with no serious or severe adverse events related to the study drug.

Cystic Fibrosis Foundation Therapeutics, Inc. ("CFFT"), the non-profit drug discovery and development affiliate of the Cystic Fibrosis Foundation, supported the Phase 2 study.

Anabasum cohorts showed a dose-dependent reduction in a number of acute pulmonary exacerbations defined as those requiring intravenous (IV) antibiotics compared to placebo. Patients in the highest dose cohort of anabasum (20 mg orally, twice per day) had a 75% reduction in the annualized rate of pulmonary exacerbations requiring IV antibiotics compared to placebo cohort.

Additionally, anabasum caused a consistent reduction in multiple inflammatory cell types in sputum, including total leukocytes, neutrophils, eosinophils, and macrophages. Inflammatory mediators, including interleukin-8, neutrophil elastase, and immunoglobulin G, were also reduced in sputum by anabasum in a dose-dependent manner. These patient data provide evidence of biological activity of anabasum in resolving ongoing innate immune responses in lungs of CF patients and support the observed reduction in pulmonary exacerbations.

Serum concentrations of orally-administered anabasum in CF patients were similar to those previously observed in healthy volunteers. FEV1 remained stable throughout the duration of the study in all treatment cohorts.

Study Design and Results

This was an international, multi-center, double-blinded, randomized, placebo-controlled Phase 2 study supported in part by a $5 million Development Award from Cystic Fibrosis Foundation Therapeutics, Inc. The primary objective of the study was to test safety and tolerability of anabasum in adults with CF who had FEV1 ≥ 40 percent predicted and remained on background CF medications, including prophylactic antibiotics. Patients were enrolled without regard to their CFTR mutation, infecting pathogen, or baseline treatment. Acute pulmonary exacerbations requiring IV antibiotic treatment were captured as an event of special interest during the study. Secondary objectives included measurement of plasma concentrations and metabolites of anabasum and change from baseline in FEV1 percent predicted and Cystic Fibrosis Questionnaire-Revised Respiratory Symptom score. Additional outcomes included change from baseline in sputum and blood biomarkers of inflammation.

Eighty-five patients on stable standard-of-care medications were dosed with anabasum or placebo at 21 sites in the U.S. and Europe and treated for 84 days, with a follow-up period of 28 days off treatment. During the first part of the study (Weeks 1-4) patients were randomized to placebo (n = 35), 1 mg/day anabasum (n = 26) or 5 mg/day anabasum (n = 24). During the second part of the study (Weeks 5-12), anabasum patients were randomly assigned to anabasum 20 mg once per day (n = 31) or anabasum 20 mg twice per day (n = 30) with 11 patients from the placebo cohort randomly assigned to the 2 anabasum cohorts. Twenty-four patients continued to receive placebo in Weeks 5-12.

After dosing, 10 patients discontinued early from the study; 3 patients withdrew consent, 5 withdrew due to adverse events (2 on placebo, 3 on anabasum), 1 subject was lost to follow-up and 2 patients withdrew for treatment-unrelated reasons. Baseline characteristics were similar between anabasum and placebo cohorts.

Safety

During Weeks 1-4, treatment-emergent adverse events (TEAEs) occurred in 14 (54%) of patients in the anabasum 1 mg cohort, 13 (54%) of the anabasum 5 mg cohort and 15 (43%) of the placebo cohort. During Weeks 5-12, TEAEs occurred in 21 (68%) patients in the anabasum 20 mg once per day cohort, 19 (63%) of the anabasum 20 mg twice per day cohort and 14 (58%) of the placebo cohort. Six serious adverse events (SAEs) occurred the anabasum-treated patients and 6 SAEs occurred in placebo-treated patients. Three severe TEAEs occurred in the anabasum-treated patients and 4 in placebo-treated patients. None of the serious or severe TEAEs were assessed by site investigators to be related to study drug. The most common drug-related adverse event that occurred in more than 2 individuals was mild dry mouth observed in 8 (13%) of anabasum patients and no placebo patients. As expected, the respiratory system was the most common source of TEAEs overall.

Cmax values for anabasum were similar to those previously measured in healthy human volunteers after similar doses of anabasum.

Acute Pulmonary Exacerbations

Treatment with anabasum yielded a dose-dependent reduction in acute pulmonary exacerbations. The highest dose of anabasum (20 mg twice per day) was associated with a 75% reduction in the annualized rate of pulmonary exacerbations requiring treatment with IV antibiotics, compared to placebo. Similar levels of reduction were also observed in acute pulmonary exacerbations defined by new or worsening respiratory symptoms requiring treatment with any antibiotic.

Inflammatory Cells and Biomarkers

Patients treated with anabasum 20 mg twice a day showed a consistent reduction in multiple inflammatory cell types in their sputum at the end of active treatment compared to placebo, including total leukocytes, neutrophils, eosinophils, lymphocytes and macrophages. They also had a consistent reduction in inflammatory mediators in their sputum including interleukin-8, neutrophil elastase and immunoglobulin G.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 30, 2017 by Corbus Pharmaceuticals Holdings, Inc.

99.2	Presentation of Corbus Pharmaceuticals Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: March 30, 2017	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 30, 2017 by Corbus Pharmaceuticals Holdings, Inc.

99.2	Presentation of Corbus Pharmaceuticals Holdings, Inc.